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                                                                      EXHIBIT 6


                         SHAREHOLDERS' VOTING AGREEMENT
                             AND IRREVOCABLE PROXY

         This SHAREHOLDERS' VOTING AGREEMENT AND IRREVOCABLE PROXY (the "AGREEMENT") is made as of May 22, 2002 (the "Execution Date"), by and among SUMMIT BROKERAGE SERVICES, INC., a Florida corporation (the "COMPANY"), MARSHALL T. LEEDS, an individual shareholder of the Company ("LEEDS" or "PROXY"), RICHARD PARKER, an individual shareholder of the Company ("PARKER"), and JOAN PARKER, only with respect to the Jointly-Held Shares (defined below) ("JOAN PARKER").

                                   RECITALS

         WHEREAS, Parker beneficially owns 4,690,765 shares of the issued and outstanding shares of common stock, par value $.0001 per share (the "COMMON STOCK"), of the Company, consisting of (i) 2,743,920 shares owned individually and directly by Parker, (ii) 1,049,170 shares issuable upon the exercise of immediately exercisable options, (iii) 497,675 shares held as joint tenants-in-common with Joan Parker (the "JOINTLY-HELD SHARES"), and (iv) 400,000 shares issuable upon the exercise of unvested options (the "UNVESTED OPTIONS") (the shares of Common Stock set forth in clauses (i), (ii) and (iii) hereinabove are collectively referred to herein as the "PROXY SHARES"); and

         WHEREAS, the Company and Leeds have entered into a Stock Purchase Agreement, dated as of even date herewith (the "STOCK PURCHASE AGREEMENT"), pursuant to which Leeds purchased an aggregate of 5,000,000 shares of Common Stock and was granted immediately exercisable options to purchase an additional 7,000,000 shares of Common Stock; and

         WHEREAS, it is an express condition of the Stock Purchase Agreement that Parker and Joan Parker enter into this Agreement; and

         WHEREAS, Leeds desires to establish certain rights and obligations regarding its status as Proxy with respect to the Proxy Shares, with such definition specifically excluding the 400,000 shares issuable upon the exercise of the Unvested Options referred to in clause (iv) above, which shares are not subject to this Agreement.

         NOW, THEREFORE, in consideration of the recitals set forth hereinabove and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

                                   AGREEMENT

         1. INCORPORATION OF RECITALS. The parties to this Agreement hereby agree and acknowledge that all of the Recitals set forth hereinabove are true, complete and correct in every respect and hereby incorporate said Recitals into this Agreement by this reference.

         2. REPRESENTATIONS OF PARKER AND JOAN PARKER. Each of Parker and Joan Parker hereby represents and warrants to the Proxy that he/she: (a) has full power to enter into this Agreement and has


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not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement and (b) will not take any action inconsistent with the purposes and provisions of this Agreement.

         3. SCOPE OF AGREEMENT. This Agreement shall govern the vote of the Proxy Shares by the Proxy with respect to any and all matters concerning a shareholder vote in respect of the Proxy Shares, whether at a meeting or pursuant to written consent or otherwise, including, but not limited to the election of the Company's Board of Directors. Unless terminated as hereinafter provided, this Agreement shall remain in effect without regard to any action taken by either Parker or Joan Parker. This Agreement pertains to voting rights with respect to the Proxy Shares and does not confer on the Proxy cash or stock dividends, distributions, disposition of Proxy Shares or proceeds from the sale or other disposition of Proxy Shares.

         4. CHANGES IN CAPITAL STOCK. In the event that subsequent to the date of this Agreement any shares of capital stock or other securities the Company are issued on, or in exchange for, any of the Proxy Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger or consolidation or otherwise involving the Company, such shares of capital stock or other securities shall be deemed to be Proxy Shares for purposes of this Agreement.

         5. VOTING OF PROXY SHARES. Each of Parker and Joan Parker agrees and covenants that at any meeting of the shareholders of the Company and/or in connection with any corporate action by the shareholders of the Company, all of their respective shares of the Proxy Shares shall be voted by the Proxy in the manner and to the effect determined by said Proxy in his sole and absolute discretion. Accordingly, during the term of this Agreement, neither Parker nor Joan Parker shall vote or attempt to vote any of their respective shares of the Proxy Shares, or otherwise exercise or attempt to exercise any voting or other approval rights of any of their respective shares of the Proxy Shares, and any such prohibited exercise by either Parker or Joan Parker of voting or approval rights shall be void and of no force or effect.

         6.       IRREVOCABLE PROXY.

                  (a) In order to give effect to and in furtherance of the agreements and covenants set forth in Section 5 of this Agreement, each of Parker and Joan Parker hereby irrevocably constitutes and appoints Proxy as proxy for Parker or Joan Parker, as the case may be, with full power of substitution, for and in the name and on behalf of Parker or Joan Parker, as the case may be, to vote any and all of their respective shares of Proxy Shares with regard to any question, action, resolution, election or other matter presented to the shareholders of the Company for vote or approval. Proxy shall vote said Proxy Shares in such manner and to such effect as he may determine in his sole and absolute discretion. The proxy granted hereby shall remain in effect for so long as and at all times that this Agreement shall remain in effect and shall terminate immediately and automatically only upon the termination of this Agreement in accordance with the provisions hereof. The proxy granted hereby is irrevocable and is coupled with an interest, as provided in Section 607.0722(5) of the Florida Business Corporation Act.

                  (b) Proxy hereby accepts his appointment as proxy of each of Parker and Joan Parker, pursuant to Subsection 6(a) of this Agreement. Other than as specifically set forth herein, the Proxy shall have no other rights with respect to the Proxy Shares.

         7. LIMITATION OF PROXY'S LIABILITY. Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent


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or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof.

         8. TERMINATION. This Agreement shall terminate only upon the earliest to occur of the occurrence of any one of the following events:

         the fifth (5th) anniversary of the Execution Date of this Agreement;

         the date upon which Leeds is no longer an executive officer and director of the Company;

         the reorganization, merger, consolidation or similar corporate transaction whereby the persons who were the shareholders of the Company immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote;

         the sale of all, or substantially all, of the assets of the Company; or

         the termination of this Agreement by the Proxy.

         9. SUCCESSOR PROXY. In the event that the Proxy is unable or unwilling to serve as the Proxy, a successor Proxy may be appointed by the Proxy at his discretion, or if the Proxy is unable to make such appointment due to his death or incapacity to act, by the consent of the successors to the Proxy's individual shares of Stock that hold a majority interest in such shares. A successor Proxy shall be vested with all the rights, powers and authority as if originally named in this Agreement.

         10. LEGEND; SUBSEQUENT HOLDERS OF PROXY SHARES. Upon execution of this Agreement, each of Parker and Joan Parker hereby acknowledges and agrees that all certificates for the shares of Proxy Shares may, but need not, be imprinted by the Proxy with notice of this Agreement and the irrevocable proxy set forth herein. Each of Parker and Joan Parker agrees not to transfer any interest in their respective Proxy Shares unless the transferee executes and delivers to Proxy an agreement in form and in substance substantially similar to this Agreement; provided, however, a purchaser of any Proxy Shares that are purchased in the market in a Rule 144 transaction or pursuant to a public offering registered on a Form S-1, Form SB-2, Form S-8 or similar form required by the Securities Exchange Commission for the public distribution of securities shall not be subject to this Agreement; and provided further, up to 500,000 Proxy Shares to be transferred to Harry Green and/or Jack Root by Parker shall not be subject to this Agreement.

         11. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to rules regarding choice of law. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

         12. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, assigns and transferees.


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         13.      COUNTERPARTS. This Agreement may be executed in several
counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.

         14. AMENDMENT OR MODIFICATION. This Agreement may be altered, modified or amended only by the unanimous consent, in writing, of the parties subject hereto, either now or hereafter. Any such modification must be signed by each party to this Agreement and each signature must be acknowledged and notarized in order for the modification to take effect.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

         16. ENFORCEABILITY. The parties expressly agree that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto. If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable and shall be construed so as to best give effect to the purposes and intents hereof.

         17. REFERENCES. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require.


                            [SIGNATURE PAGE FOLLOWS]


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     SIGNATURE PAGE TO SHAREHOLDERS' VOTING AGREEMENT AND IRREVOCABLE PROXY


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    SUMMIT BROKERAGE SERVICES, INC.


                                    By: /s/ RICHARD PARKER
                                       ----------------------------------------
                                       Name:    Richard Parker
                                       Title:   President


                                    /s/ MARSHALL T. LEEDS
                                    -------------------------------------------
                                    MARSHALL T. LEEDS


                                    /s/ RICHARD PARKER
                                    -------------------------------------------
                                    RICHARD PARKER


                                    /s/ JOAN PARKER
                                    -------------------------------------------
                                    JOAN PARKER, only as to Jointly-Held Shares


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                               IRREVOCABLE PROXY


         The undersigned hereby irrevocably constitute and appoint Marshall T. Leeds. (the "PROXY") as proxy for the undersigned, with full power of substitution, for and in the name and on behalf of the undersigned, to vote, or to execute and deliver written consents or otherwise act with respect to, in his sole and absolute discretion, any and all shares of capital stock of Summit Brokerage Services Inc., a Florida corporation (the "COMPANY"), now owned or to be owned by the undersigned (and any shares or other securities that may hereafter be issued on, or in exchange for, any such shares or other securities of the Company), but excluding shares issuable upon exercise of Unvested Options (as such term is defined in the Voting Agreement, defined below), as fully, to the same extent and with the same effect as the undersigned, his attorney and proxy or his substitute might or could lawfully do with respect to any question, action, resolution, election or other matter presented to the shareholders of the Company (or its successor) for approval, whether at any annual or special meeting of the Company's shareholders or otherwise.

         This Irrevocable Proxy is given pursuant to a Shareholders' Voting Agreement and Irrevocable Proxy, dated as of March 22, 2002, among the undersigned, the Company and the Proxy (the "VOTING AGREEMENT"), and as such is irrevocable and coupled with an interest as provided by Section 607.0722(5) of the Florida Business Corporation Act. This Irrevocable Proxy shall remain in full force and effect from the date hereof until such Voting Agreement is terminated in accordance with the terms thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the 16th day of May, 2002.


                                    /s/ RICHARD PARKER
                                    -------------------------------------------
                                    RICHARD PARKER


                                    /s/ JOAN PARKER
                                    -------------------------------------------
                                    JOAN PARKER, only as to the Jointly-Held
                                    Shares (as defined in the Voting Agreement)